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                                                                Exhibit 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of New National Grid plc of our report dated May 22, 2000 relating to the financial statements, which appears in National Grid Group plc's 2000 Annual Report on Form 20-F for the year ended March 31, 2000. We also consent to the references under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
--------------------------
    PricewaterhouseCoopers

London
December 4, 2000